Exhibit 99.1

CELATOR® PHARMACEUTICALS APPOINTS MICHAEL R. DOUGHERTY TO BOARD OF DIRECTORS

Ewing, N.J. – (July 24, 2013) – Celator Pharmaceuticals, Inc., a pharmaceutical company developing new and more effective therapies to treat cancer, today announced the appointment of Michael R. Dougherty to its Board of Directors, effective immediately.

“Mike is a highly skilled life sciences veteran with insight and expertise in strategy, finance and operations,” said Scott Jackson, chief executive officer of Celator. “These skills will prove extremely valuable as we continue to build the company.”

Mr. Dougherty was previously President and Chief Executive Officer of Adolor Corporation, and has held senior leadership positions at several life science companies, including Kalidex Pharmaceuticals, Inc., Genomics Collaborative, Inc., Genaera Corporation, formerly Magainin Pharmaceuticals, Inc., and Centocor, Inc. He is currently a member of the Board of Directors at ViroPharma Incorporated, Biota Pharmaceuticals, Inc., Cempra, Inc., and AltheRx Pharmaceuticals.

“I am excited to join the Celator Board of Directors and look forward to supporting the advancement of the company as it develops CPX-351 and other future product candidates based on the company’s proprietary technologies,” said Mr. Dougherty.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, the company’s proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. The company pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; and preclinical stage product candidates, including CPX-571 (a liposomal formulation of irinotecan:cisplatin), and the hydrophobic docetaxel prodrug nanoparticle (HDPN) formulation being studied by the National Cancer Institute’s Nanotechnology Characterization Laboratory. For more information, please visit the company’s website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies, expectations for regulatory approvals, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2012 and other filings by the company with the U.S. Securities and Exchange Commission.

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Media Contact:

Mike Beyer

Sam Brown Inc.

(773) 463-4211

beyer@sambrown.com

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